                                                                     EXHIBIT 8.2
[COOLEY GODWARD LLP]
                                        ATTORNEYS AT LAW         Palo Alto
                                                                 650 843-5000

                                        One Maritime Plaza       Menlo Park, CA
                                        20th Floor               650 843-5000
                                        San Francisco, CA        San Diego, CA
                                        94111-3580               619 550-6000
                                        Main  415 693-2000       Boulder, CO
                                        Fax  415 951-3699        303 546-4000

                                                                 Denver, CO
                                        www.cooley.com           303 606-4800

                                        SUSAN COOPER PHILPOT
                                        415 693-2078
                                        philpotsc@cooley.com



November 25, 1998

Wired Ventures, Inc.
660 Third Street, 4th Floor
San Francisco, CA  94107


This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger and Reorganization dated as of November 25, 1998 (the "Reorganization Agreement") by and among Lycos, Inc., a Delaware corporation ("Parent"), BF Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Wired Ventures, Inc., a Delaware corporation (the "Company") and H. William Jesse, Jr., Louis Rossetto and Paul
J. Salem, as Stockholder Representatives.

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (A)  the Reorganization Agreement;

     (B) those certain tax representation letters delivered to us by Parent, Merger Sub and the Company containing certain representations of Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

     (C) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     (A) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such

Wired Ventures, Inc.
November 25, 1998
Page Two


documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

     (B) All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

     (C) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     (D) The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

     (E) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

     (F) The opinion dated November 25, 1998 rendered by Hutchins, Wheeler & Dittmar, A Professional Corporation to the Company with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a)(1) of the Code has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a)(1) of the Code.

In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Material Federal Income Tax Consequences" contained in the Registration Statement and believe that, insofar as it relates to statements of law and legal conclusions, is correct in all material respects.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of

Wired Ventures, Inc.
November 25, 1998
Page Three


investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, and stockholders who acquired their shares of Company capital stock pursuant to the exercise of options or otherwise as compensation or who hold their Company capital stock as part of a straddle or risk reduction transaction).

No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended for the benefit of the Company and the stockholders of the Company and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward LLP
By: Susan Cooper Philpot

                                  THE COMPANY

                           TAX REPRESENTATION LETTER


                                                  November ____, 1998


Cooley Godward llp                                Hutchins, Wheeler & Dittmar
One Maritime Plaza, 20th Floor                    101 Federal Street
San Francisco, CA  94111-3580                     Boston, MA 02110


Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of October 5, 1998, among Lycos, Inc., a Delaware corporation ("Acquiror"), BF Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), Wired Ventures, Inc., a Delaware corporation (the "Company"), and
      H. William Jesse, Jr., Louis Rossetto and Paul J. Salem, as Stockholder Representatives, and the related certificate of merger or agreement of merger between the Company and Merger Sub (the "Certificate of Merger").

Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement or the Certificate of Merger. The Merger Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Acquiror regarding the Merger (the "Pre-Merger Period")); (ii) assets used by the Company or Merger Sub to pay expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

2. Other than in the ordinary course of business or pursuant to its obligations under the Agreements, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period;

3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

4. On the Effective Time of the Merger, the Company will have no outstanding equity interests other than those disclosed in Section_2.3 of the Merger Agreement. At the time of the Merger, except as specified in the Merger Agreement, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company stock or any other equity interest in the Company, other than those disclosed in Section_2.3 of the Merger Agreement or the Company Disclosure Schedule with respect thereto;

5. In the Merger, shares of stock of the Company representing "Control" of the Company will be exchanged solely for shares of voting stock of Acquiror. At the Effective Time of the Merger, there will exist no rights to acquire the Company stock or to vote (or restrict or otherwise control the vote of) shares of stock of the Company which, if exercised, would affect Acquiror's acquisition and retention of Control of the Company. For purposes of this paragraph, shares of the stock of Company exchanged in the Merger for cash and other property (including, without limitation, the Cash Amount, cash paid in lieu of fractional shares of Acquiror Common Stock and cash paid to stockholders of the Company in connection with the exercise of appraisal rights) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Acquiror. As used in this letter, oControlo shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

6. The total fair market value of all consideration other than shares of Acquiror Common Stock received by stockholders of the Company in the Merger (including, without limitation, the Cash Portion, the Tax Refund Amount, the Advance Escrow Amount (collectively, the "Cash Amount"), cash paid in lieu of fractional shares of Acquiror Common Stock and cash paid to stockholders perfecting appraisal rights) will be less than twenty percent (20%) of the total fair market value of all consideration paid in the Merger for shares of stock of the Company less the value of the Escrow Shares;

7. The Company has no plan or intention to issue additional shares of stock after the Merger, or take any other action, that would result in Acquiror losing Control of the Company;

8. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4) and except as otherwise provided in the Agreements, the Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business or to pay expenses incurred by the Company pursuant to the Merger;

9. The Company intends to continue its historic business or use a significant portion of its historic business assets in a business following the Merger;

10. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

11. The fair market value of the Company's assets will, on the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

12. The Company is not and will not be on the Effective Time of the Merger an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

13. The Company is not and will not be on the Effective Time of the Merger under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code;

14. The Company has made no extraordinary distributions within the meaning of Temporary Federal Treasury Regulation Section 1.368-1T(e) with respect to its stock, prior to and in connection with the Merger;

15. The Company has not redeemed and no related person with respect to the Company, as such term is defined by Treasury Regulation Section 1.368-1(e)(3), (without regard to Section 1.368-1(e)(3)(i)(a)), has purchased any Company stock prior to and in connection with the Merger;

16. Except with respect to (i) the Cash Amount, (ii) payments of cash to stockholders of the Company in lieu of fractional shares of Acquiror Common Stock and (iii) payments of cash to stockholders perfecting appraisal rights, one hundred percent (100%) of the shares of stock of the Company outstanding immediately prior to the Merger will be exchanged solely for shares of Acquiror Common Stock. Thus, except as set forth in the preceding sentence, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of stock of the Company other than shares of Acquiror Common Stock;

17. The combined fair market value of (i) the shares of Acquiror Common Stock and (ii) the Cash Amount received by each stockholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate consideration received by stockholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

18. Except as provided in Section 12.4 of the Merger Agreement, each of Acquiror, Merger Sub and the Company and each stockholder of the Company will pay separately his, her or its own expenses relating to the Merger;

19. There is no intercorporate indebtedness existing between Acquiror and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger; Acquiror will assume no liabilities of the Company or any stockholder of the Company in connection with the Merger;

20. The terms of the Merger Agreement and the other agreements relating thereto are the product of arm's length negotiations;

21. None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Acquiror Common Stock received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

22. The payment of cash in lieu of fractional shares of Acquiror Common Stock is solely for the purpose of avoiding the expense and inconvenience to Acquiror of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Company stockholders instead of issuing fractional shares of Acquiror Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the Company stockholders in exchange for their shares of Company stock. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Acquiror Common Stock;

23. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Acquiror (a "Stockholder") during the Pre-Merger period (a "Stock Purchase"): (i) to the best knowledge of the Company, (A) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Acquiror, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller, and (C) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

24. The Merger will be reported by Company on its federal tax return as a reorganization within the meaning of Section_368(a) of the Code;

25. The transactions contemplated in the Merger will occur pursuant to a plan of reorganization agreed upon before the transaction in which the rights of the parties are defined and will take place as described in the Agreements. In addition, all transfers contemplated as part of the Merger will occur on approximately the same date;

26.The Agreements and the documents executed in connection therewith represent the entire understanding of Company, Acquiror, and Merger Sub with respect to the Merger;

27. All the Acquiror common stock to be received by Company stockholders pursuant to the Merger, including contingent shares, will be received within five (5) years from the date of the Merger;

28. The escrow shares will appear as issued and outstanding on the balance sheet of Acquiror and such stock will be legally outstanding under applicable state law;

29. All cash dividends paid on the escrow shares will be distributed currently to the exchanging Company stockholders;

30. All voting rights of the escrow shares will be exercisable by or on behalf of the exchanging Company stockholders or their authorized agent;

31. No escrow shares will be subject to restrictions requiring their return to Acquiror because of death, failure to continue employment, or similar restrictions;

32. All the escrow shares will be released from the arrangement within 5 years from the date of consummation of the transaction (except where there is a bona fide dispute as to whom the stock should be released);

33. At least fifty percent (50%) of the number of shares of Acquiror common stock issued initially to the exchanging Company stockholders is not subject to the Escrow arrangement;

34. The return, if any, of the escrow shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the exchanging Company stockholders;

35. The return, if any, of the escrow shares will not be triggered by the payment of additional tax or reduction in tax paid as a result of an IRS audit of the exchanging Company stockholders, Company, Acquiror or Merger Sub either
(a)_with respect to the Merger, or (b)_when the Merger in which the escrow shares will be issued involves persons related within the meaning of Section_267(c)(4); and

36. The Company is authorized to make all of the representations set forth herein.

     The undersigned recognizes that (i) your opinions will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

     Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Acquiror's exercise of control over the Company after the Merger.

     The undersigned recognizes that your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.



                                       Very truly yours,

                                       Wired Ventures, Inc.
                                       a Delaware corporation



                                       By:



                                       Title

                            ACQUIROR AND MERGER SUB

                           TAX REPRESENTATION LETTER


                                              November __, 1998


Cooley Godward LLP                            Hutchins, Wheeler & Dittmar
One Maritime Plaza, 20/th/ Floor              101 Federal Street
San Francisco, CA  94111-3580                 Boston, MA 02110


Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of October 5, 1998, among Lycos, Inc., a Delaware corporation ("Acquiror"), BF Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), Wired Ventures, Inc., a Delaware corporation (the "Company"), and H. William Jesse, Jr., Louis Rossetto and Paul J. Salem, as Stockholder Representatives, and the related certificate of merger or agreement of merger between the Company and Merger Sub (the "Certificate of Merger").

Gentlemen:

     This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger.
Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement or the Certificate of Merger. The Merger Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

     After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

     1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the
        Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Acquiror regarding the Merger (the "Pre-Merger Period"));
        (ii) assets used by the Company or Merger Sub to pay expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

     2. Acquiror's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

     3. Prior to the Merger, Acquiror will be in "Control" of Merger Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

     4. In the Merger, shares of stock of the Company representing Control of the Company will be exchanged solely for shares of Acquiror Common Stock. For purposes of this paragraph, shares of stock of the Company exchanged in the Merger for cash and other property (including, without limitation, the Cash Portion, the Tax Refund Amount, the Advance Escrow Amount (collectively, the "Cash Amount"), cash paid in lieu of fractional shares of Acquiror Common Stock and cash paid to stockholders of the Company in connection with the exercise of appraisal rights) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of Acquiror Common Stock;

     5. Acquiror has no plan or intention to cause the Company to issue additional shares of stock after the Merger, or take any other action, that would result in Acquiror losing Control of the Company;

     6. Other than with respect to shares acquired from terminated employees of the Company in the ordinary course of business, Acquiror has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

     7. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4) and as otherwise provided in the Agreements, Acquiror has no plan or intention to: (a)_liquidate the Company; (b)_merge the Company with or into another corporation including Acquiror or its affiliates; (c)_sell, distribute or otherwise dispose of the stock of the Company or cause the Company to sell or otherwise dispose of the stock of the Company; or (d)_cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or payment of expenses incurred by the Company pursuant to the Merger;

     8. In the Merger, Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreements;

     9. Acquiror intends that, following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business;

     10. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Acquiror or affiliates of Acquiror;

     11. Acquiror is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

     12. No stockholder of the Company is acting as agent for Acquiror in connection with the Merger or the approval thereof; Acquiror will not reimburse any stockholder of the Company for any stock of the Company such stockholder may have purchased or for other obligations such stockholder may have incurred;

     13. Except for repurchases or redemptions of Acquiror Common Stock that are consistent with past practices and pursuant to pre-existing purchase programs that were not created or modified in connection with the Merger, neither Merger Sub nor Acquiror nor any "related person" of Merger Sub or Acquiror (as such term is defined by Treasury Regulation
         Section 1.368-1(e)(3)) will repurchase or redeem any of the Acquiror Common Stock to be issued to the stockholders of the Company in connection with the Merger;

     14. Except with respect to (i) payments of the Cash Amount, (ii) payments of cash to stockholders of the Company in lieu of fractional shares of Acquiror Common Stock and (iii) payments of cash to stockholders perfecting appraisal rights, one hundred percent (100%) of the stock of the Company outstanding immediately prior to the Merger will be exchanged solely for Acquiror Common Stock. Thus, except as set forth in the preceding sentence, Merger Sub and Acquiror intend that no consideration be paid or received (directly or indirectly, actually or constructively) for stock of the Company other than Acquiror Common Stock;

     15. The total fair market value of all consideration other than Acquiror Common Stock received by stockholders of the Company in the Merger (including, without limitation, the Cash Amount, cash paid to stockholders of the Company in lieu of fractional shares and cash paid to stockholders perfecting appraisal rights) will be less than twenty percent (20%) of the total fair market value of all consideration paid in the Merger for shares of stock of the Company less the value of the Escrow Shares;

     16. The combined fair market value of (i) the Acquiror Common Stock and
         (ii) the Cash Amount received by each stockholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by stockholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     17. Except as provided in Section 12.4 of the Merger Agreement, each of Acquiror, Merger Sub and the Company and each stockholder of the Company will pay separately his, her or its own expenses relating to the Merger;

     18. There is no intercorporate indebtedness existing between Acquiror and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Acquiror will assume no liabilities of the Company or any stockholder of the Company in connection with the Merger;

     19. The terms of the Merger Agreement and the agreements related thereto are the product of arm's length negotiations;

     20. None of the compensation received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Acquiror Common Stock received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     21. The payment of cash in lieu of fractional shares of Acquiror Common Stock is solely for the purpose of avoiding the expense and inconvenience to Acquiror of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Company stockholders instead of issuing fractional shares of Acquiror Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the Company stockholders in exchange for their shares of Company stock. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Acquiror Common Stock;

     22. Pursuant to the terms of the Merger Agreement, less than fifty percent (50%) of the shares of Acquiror Common Stock to be issued in the Merger will be delivered to the Escrow Fund for the purpose of providing a fund for the payment of Losses, if any, suffered by Acquiror. These shares of Acquiror Common Stock will be held and distributed in accordance with the terms of the Merger Agreement and Escrow Agreement. The Acquiror Common Stock held in Escrow Fund will appear as issued and outstanding on Acquiror's balance sheet and will be legally outstanding under applicable state law. All cash dividends paid on such Acquiror Common Stock will be distributed currently to the stockholders of the Company, and the stockholders of the Company will have full voting rights with respect to the Acquiror Common Stock delivered into the Escrow Fund. No shares of Acquiror Common Stock delivered to the Escrow Fund are subject to restrictions requiring their return to Acquiror because of death, failure to continue employment or similar restrictions. Except as provided in Section 11.2(b) of the Merger Agreement, all of the Acquiror Common Stock delivered into the Escrow Fund will be released from the Escrow Fund within five (5) years;

     23. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Acquiror (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was made by such Stockholder on its own behalf and not as a representative, or for the benefit, of Acquiror; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations, was funded by such Stockholder's own assets, was not advanced, and will not be reimbursed, either directly or indirectly, by Acquiror; (iii) at no time was such Stockholder or any other party required or obligated to surrender to Acquiror the Company stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Acquiror the Acquiror Common Stock for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger and was entered into solely to satisfy the separate interests of such Stockholder and the seller;

     24. Merger Sub was formed solely for the purposes of effecting the Merger and has conducted no business or other activities except in connection with the Merger;

     25. At the Effective Time, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject;

     26. All amounts payable to stockholders of Company who exercise appraisal rights in the Merger will be paid (and Acquiror will cause all such amounts paid after the Effective Time to be paid) by Company;

     27. The Merger will be reported by Acquiror on its federal income tax return as a reorganization within the meaning of Section_368(a) of the Code;

     28. The transactions contemplated in the Merger will occur pursuant to a plan of reorganization agreed upon before the transaction in which the rights of the parties are defined and will take place as described in the Agreements. In addition, all transfers contemplated as part of the Merger will occur on approximately the same date;

     29. The Agreements and the documents executed in connection therewith represent the entire understanding of Acquiror, Merger Sub, and Company with respect to the Merger;

     30. The return, if any, of the escrow shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the exchanging Company stockholders;

     31. The return, if any, of the escrow shares will not be triggered by the payment of additional tax or reduction in tax paid as a result of an IRS audit of the exchanging Company stockholders, Company, Acquiror or Merger Sub either (a)_with respect to the Merger, or (b)_when the Merger in which the escrow shares will be issued involves persons related within the meaning of Section_267(c)(4); and

     32. Acquiror and Merger Sub are authorized to make all of the representations set forth herein.

     The undersigned recognize that (i) your opinions will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

     The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.



                                   Very truly yours,



                                   Lycos, Inc.,
                                   a Delaware corporation



                                   By:________________________

                                   Title:


                                   BF Acquisition Corp.,
                                   a Delaware corporation



                                   By:________________________

                                   Title: